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                                                                   EXHIBIT 99(b)

     CAUTIONARY STATEMENT PURSUANT TO PRIVATE SECURITIES LITIGATION REFORM
          ACT OF 1995 -- "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS

     The Company may from time to time make certain forward-looking statements in publicly-released materials, both written and oral. Forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like "plans," "expects", "will", "anticipates," "estimates" and other words of similar meaning. Such statements may address, among other things, the Company's strategy for growth, product development, regulatory approvals, market position, expenditures, financial results and the effect of Year 2000 readiness issues.

     Forward-looking statements are based on current expectations of future events. The Company cannot guarantee that expectations expressed in forward-looking statements will be realized. Some important factors that could cause the Company's actual results to differ materially from those projected in any such forward-looking statements are as follows:

          Economic factors, including inflation and fluctuations in interest rates and foreign currency exchange rates and the potential effect of such fluctuations on revenues, expenses and resulting margins;

          Competitive factors, including technological advances achieved and patents attained by competitors and generic competition as patents on the Company's products expire;

          Domestic and foreign healthcare changes resulting in pricing pressures, including the continued consolidation among healthcare providers, trends toward managed care and healthcare cost containment and government laws and regulations relating to sales and promotion, reimbursement and pricing generally;

          Government laws and regulations, affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products and licensing;

          Difficulties inherent in product development, including the potential inability to successfully continue technological innovation, complete clinical trials, obtain regulatory approvals in the United States and abroad, gain and maintain market approval of products and the possibility of encountering infringement claims by competitors with respect to patent or other intellectual property rights which can preclude or delay commercialization of a product;

          Significant litigation adverse to the Company including product liability claims, patent infringement claims, and antitrust claims;

          Product efficacy or safety concerns resulting in product recalls or declining sales;

          The impact of business combinations, including acquisitions and divestitures, and organizational restructuring consistent with evolving business strategies;

          Issuance of new or revised accounting standards by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board or the Securities and Exchange Commission;

          The dates for completion of specified tasks in the Company's Year 2000 readiness program and the assessment of future costs are based upon, among other things, assumptions of the lack of complicating factors that could cause delay, the availability of adequate resources, including appropriately skilled third parties, and the availability of substitute or alternate products or services, where required;

          The assessments of the Year 2000 readiness of others and of the effects of lack of such readiness are highly uncertain. The impact of a failure of readiness by critical suppliers or major customers or both cannot be estimated with confidence. The effectiveness of contingency plans to mitigate the effects of any such failures is largely untested;

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          The Company has employed its standard internal procedures to assess the reasonableness of its estimates of costs, timing and effectiveness of remediation of Year 2000 readiness issues. While the Company believes such an approach is adequate, it should be noted that no external or independent audit or verification of such estimates has been completed nor have extraordinary means been undertaken to verify their reasonableness;

          Even though the Company expects an increased ability to avoid significant disruptions of its business as a result of its Year 2000 readiness program, management cannot provide an assurance that there will be no material adverse effects to the financial condition or results of operations of the Company as a result of Year 2000 issues; and

          The Company may not successfully identify all systems and products that present Year 2000 readiness issues. Even if the Company successfully identifies all such systems and products, it may not be successful in remedying the problems presented.

     The foregoing list sets forth many, but not all, of the factors that could impact upon the Company's ability to achieve results described in any forward-looking statements. Investors are cautioned not to place undue reliance on such statements that speak only as of the date made. Investors also should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. Investors should also realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's projections. The Company undertakes no obligation to update any forward-looking statements as a result of future events or developments.

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